                                                                  EXECUTION COPY

                     SECOND AMENDMENT, CONSENT AND WAIVER TO
                                CREDIT AGREEMENT

          SECOND AMENDMENT, CONSENT AND WAIVER, dated as of June 29, 2006 (this
"Amendment"), to the CREDIT AGREEMENT, dated as of February 10, 2006 (as the same may be further amended, supplemented, extended or restated, or otherwise modified from time to time, the "Credit Agreement"), among BROOKDALE SENIOR
LIVING INC., a Delaware corporation (the "Borrower"), the several banks and other financial institutions or entities from time to time parties to this
Agreement (the "Lenders"), LEHMAN BROTHERS INC., as advisor, sole lead arranger and sole bookrunner (in such capacity, the "Lead Arranger"), GOLDMAN SACHS
CREDIT PARTNERS L.P., CITIGROUP GLOBAL MARKETS INC. and LASALLE BANK NATIONAL
ASSOCIATION, as co-arrangers (in such capacity, the "Co-Arrangers"), LASALLE
BANK NATIONAL ASSOCIATION, as syndication agent (in such capacity, the
"Syndication Agent"), GOLDMAN SACHS CREDIT PARTNERS L.P. and CITICORP NORTH
AMERICA, INC., as co-documentation agents (in such capacity, the
"Co-Documentation Agents") and LEHMAN COMMERCIAL PAPER INC., as administrative agent (in such capacity, the "Administrative Agent").

                                   WITNESSETH:

          WHEREAS, pursuant to the refinancing with the Federal Home Loan
Mortgage Corporation of certain facilities owned indirectly by Brookdale Living
Communities, Inc., the existing restrictions contained in the existing financing prohibiting the pledge of the Capital Stock of certain Subsidiaries in favor of the Administrative Agent for the ratable benefit of the Secured Parties will be terminated (the "Freddie Mac Refinancing");

          WHEREAS, following the Freddie Mac Refinancing, Brookdale Living
Communities, Inc., a Subsidiary Guarantor ("BLCI") will pledge 49% of the
Capital Stock of Brookdale Development, LLC, and Brookdale Development, LLC will become a party to the Guarantee and Pledge Agreement as a Guarantor and as a
Pledgor, and as such will (i) jointly and severally with the other Guarantors, unconditionally and irrevocably guarantee the prompt and complete payment and performance by the Borrower when due of the Borrower Obligations and (ii) pledge
49% of the Capital Stock of the Subsidiaries listed on Schedule 1 to the
Administrative Agent for the ratable benefit of the Secured Parties;

          WHEREAS, the Borrower has indirectly acquired 17 properties and, as a result of such acquisition, Brookdale Wellington, Inc. ("BWI") will become a party to the Guarantee and Pledge Agreement as a Guarantor and as a Pledgor, and
as such, will (i) jointly and severally with the other Guarantors, unconditionally and irrevocably guarantee the prompt and complete payment and performance by the Borrower when due of the Borrower Obligations and (ii) pledge
49% of the Capital Stock of the Subsidiaries listed on Schedule 2 to the
Administrative Agent for the ratable benefit of the Secured Parties;

          WHEREAS, on April 7, 2006, the Borrower indirectly acquired Southern
Assisted Living, Inc. ("SALI") for an aggregate purchase price of approximately
$82,900,000 (the "SALI Acquisition");

          WHEREAS, in connection with the SALI Acquisition, SALI will become a party to the Guarantee and Pledge Agreement as a Guarantor, and as such, will jointly and severally with the other Guarantors, unconditionally and irrevocably guarantee the prompt and complete payment and performance by the Borrower when due of the Borrower Obligations;

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          WHEREAS, the Borrower has contracted to purchase and indirectly own certain real property known as "Pacific Gardens at Tarzana" located in Tarzana,
California (the "Tarzana Property") from AEW;

          WHEREAS, in connection with the acquisition, BLCI intends to make a loan (the "Tarzana Loan") to AEW or a subsidiary thereof (the "Tarzana
Borrower") in the amount of approximately $12,000,000, which together with the assumption of the existing insured loan from the United States Department of
Housing and Urban Development ("HUD", and such existing insured loan, the "HUD
Loan") is the agreed upon purchase price of the Tarzana Property;

          WHEREAS, until such time as the Borrower obtains approval from HUD to assume the HUD Loan (the "HUD Approval"), BLCI will manage the Tarzana Property, and upon receipt of the HUD Approval, BLCI will pay the purchase price for the
Tarzana Property by cancellation of the Tarzana Loan and will acquire the
Tarzana Property (the sixth, seventh and eighth recitals, collectively, the
"Tarzana Acquisition");

          WHEREAS, pursuant to that certain Agreement and Plan of Merger (the
"ARC Merger Agreement"), dated May 12, 2006, by and among the Borrower, Beta
Merger Sub Corporation and American Retirement Corporation ("ARC"), the Borrower
will acquire all of the outstanding Capital Stock of ARC (the "ARC Merger");

          WHEREAS, the Borrower has requested that the Lenders amend the Credit
Agreement to make certain amendments; and

          WHEREAS, the Lenders have agreed to amend the Credit Agreement solely upon the terms and conditions set forth herein;

          NOW, THEREFORE, in consideration of the premises and the agreements hereinafter set forth, the parties hereto hereby agree as follows:

          1. Defined Terms. Unless otherwise noted herein, terms defined in the
Credit Agreement and used herein shall have the meanings given to them in the
Credit Agreement.

          2. Amendment to Section 1.1 of the Credit Agreement (Defined Terms).
Section 1.1 of the Credit Agreement is hereby amended by adding the following new defined terms in the appropriate alphabetical order:

          "ARC": as defined in the Second Amendment.

          "ARC Acquisition": as defined in the Second Amendment.

          "SALI Acquisition": as defined in the Second Amendment.

          "SALI Guaranty": each Unconditional and Continuing Lease Guaranty by the Borrower, SALI and each subtenant under the applicable SALI lease, pursuant to which the guarantors guaranteed the Capital Lease Obligations identified on
Schedule 3 of the Second Amendment.

          "Second Amendment": the Second Amendment to this Agreement, dated as of June 29, 2006.

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          3. Amendments to Section 7.2 of the Credit Agreement (Limitation on
Indebtedness). (a) Section 7.2(c) of the Credit Agreement is hereby amended by deleting Section 7.2(c) in its entirely and inserting the following in lieu thereof: "Indebtedness (including without limitation, Capital Lease
Obligations) secured by Liens permitted by Section 7.3(g) in an aggregate principal amount not to exceed (i) $5,000,000 at any one time outstanding to the extent not otherwise permitted by (ii) of this Section 7.2(c) and (ii) solely to the extent assumed in connection with the SALI Acquisition on the closing date of the SALI Acquisition, $175,000,000 at any one time outstanding, including without limitation, the Capital Lease Obligations listed on Schedule 3 to the
Second Amendment;".

          (b) Section 7.2(e) of the Credit Agreement is hereby amended by deleting Section 7.2(e) in its entirety and inserting the following in lieu thereof: "Guarantee Obligations made in the ordinary course of business by the
Borrower or any of its Subsidiaries of (i) obligations of the Borrower or any
Subsidiary Guarantor, (ii) obligations with respect to Indebtedness of any
Subsidiary permitted by Section 7.2(f) in an aggregate amount not to exceed
$50,000,000 at any one time outstanding to the extent not otherwise permitted by
(i), (iii) or (iv) of this Section 7.2(e), (iii) obligations under any operating lease, and (iv) obligations with respect to the SALI Guaranty;".

          (c) Section 7.2(f) of the Credit Agreement is hereby amended by adding the following at the end of Section 7.2(f): "For the purposes of this Section
7.2(f), pledges of Hedge Agreements and posting of letters of credit in lieu of reserves shall not constitute credit support;".

          (d) Section 7.2 of the Credit Agreement is hereby amended by (i)
deleting the word "and" at the end of Section 7.2(I), (ii) deleting the period at the end of Section 7.2(m) and substituting in lieu therefor the word "; and"
and (iii) inserting the following new Section 7.2(n) in the appropriate order:

          "(n) Indebtedness assumed by the Borrower and/or its Subsidiaries in connection with the ARC Acquisition to the extent outstanding on the closing date of the ARC Acquisition and listed on Schedule 4 to the Second
     Amendment, Guarantee Obligations entered into by the Borrower and/or its
     Subsidiaries of any such Indebtedness or of any other obligations of ARC or any of its subsidiaries to the extent outstanding on the closing date of the ARC Acquisition and any refinancing, refundings, renewals or extensions thereof (without any increase in the principal amount thereof or any shortening of the maturity of any principal amount thereof)."

          4. Amendment to Section 7.3 of the Credit Agreement (Limitation on
Liens). (a) Section 7.3(h) of the Credit Agreement is hereby amended by deleting
Section 7.3(h) in its entirety and inserting the following in lieu thereof:

          "(h) Liens on fee-owned property or real property leases of the
     Borrower and its Subsidiaries and any related Property (other than Capital
     Stock) customarily granted or pledged by a borrower to its lender in connection with non-recourse financing including, without limitation, any personal property located on or related to such Property, any contracts, receivables and general intangibles related to such real property and any
     Hedge Agreements relating to the Indebtedness (and any proceeds from any of the foregoing) which Liens secure Indebtedness permitted by Sections 7.2(f)
     and (g), provided that, in each case, (i) such Liens shall be created substantially simultaneously with the incurrence of such Indebtedness and
     (ii) such Liens do not at any time encumber any Property other than the
     Property financed by such Indebtedness;".

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          (b) Section 7.3 of the Credit Agreement is hereby amended by (i)
deleting the word "and" at the end of Section 7.3(l), (ii) deleting the period at the end of Section 7.3(m) and substituting in lieu therefor the word "; and"
and (iii) inserting the following new Section 7.3(n) in the appropriate order:

          "(n) Liens in existence on the date of the closing of the ARC
     Acquisition securing Indebtedness permitted by Section 7.2(n); provided that, no such Lien is spread to cover any additional Property after the date of the closing of the ARC Acquisition and that the amount of
     Indebtedness secured thereby is not increased.".

          5. Amendment to Section 7.12 of the Credit Agreement (Limitation on
Negative Pledge Clauses). Section 7.12 of the Credit Agreement is hereby amended by adding the following at the end of such Section: "or is an agreement governing Indebtedness permitted by Sections 7.2(c),(d),(f),(g),(k) or (m)."

          6. Amendment to 7.13 of the Credit Agreement (Limitation on
Restrictions on Subsidiary Distributions). Section 7.13(c)(iii) of the Credit
Agreement is hereby deleted in its entirety and the following inserted in lieu thereof: "(iii) any encumbrance or restriction contained in any agreement governing Indebtedness permitted by Sections 7.2(c),(d),(f),(g),(k) or (m)
or any other agreement existing on the date hereof or assumed in connection with any Acquisition permitted by Section 7.7(f)."

          7. Amendment to Section 7.19 of the Credit Agreement (Subsidiary
Distributions). Section 7.19 of the Credit Agreement is hereby amended by deleting Section 7.19 in its entirety and inserting the following in lieu thereof:

          "7.19 Subsidiary Distributions. Notwithstanding the terms of Section
     7.6 hereof, fail to cause each indirect Subsidiary of the Borrower to pay dividends or make distributions or to transfer to its parent, or fail to cause each direct Subsidiary of the Borrower to pay dividends or make distributions or to transfer to the Borrower, an amount not less than such
     Subsidiary's excess cash flow in the ordinary course of business but in any event not less than once each quarter, except to the extent prohibited by any encumbrance or restriction contained in any agreement governing
     Indebtedness permitted by Sections 7.2(c),(d),(f),(g),(k) or (m) or any other agreement existing on the date hereof or assumed in connection with any Acquisition permitted by Section 7.7(f)."

          8. Consent and Waiver. The Lenders hereby waive compliance with the terms and conditions of Section 7.7 of the Credit Agreement solely with respect to the Tarzana Loan solely in connection with the Tarzana Acquisition; provided that, upon receipt of the HUD Approval, the obligations of the Tarzana Borrower under the Tarzana Loan are cancelled and the Borrower or a Subsidiary concurrently acquires title to the Tarzana Property.

          9. Conditions to Effectiveness. This Amendment shall become effective upon the date (the "Amendment Effective Date") on which the Administrative Agent shall have received:

          (a) This Amendment, executed and delivered by a duly authorized officer of the Borrower and the Administrative Agent.

          (b) An Acknowledgment and Consent, substantially in the form of
     Exhibit A hereto, duly executed and delivered by each Grantor.

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          (c) A Lender Consent Letter, substantially in the form of Exhibit B (a
     "Lender Consent Letter"), duly executed and delivered by the Required
     Lenders.

          (d) Copies of the documents creating or evidencing the Tarzana
     Acquisition, certified by the Borrower as true, correct and complete.

          10. Additional Deliveries.

          (a) Within five (5) Business Days of the Amendment Effective Date, the
Borrower shall cause each of the following documents to be delivered to the
Administrative Agent:

          (i) An assumption agreement, substantially in the form of Annex I to the Guarantee and Pledge Agreement, executed and delivered by a duly authorized officer of Brookdale Wellington, Inc. (the "BWI Assumption
     Agreement").

          (ii) An assumption agreement, substantially in the form of Annex I to the Guarantee and Pledge Agreement, executed and delivered by a duly authorized officer of Southern Assisted Living, Inc. (the "SALI Assumption
     Agreement").

          (iii) A closing certificate of BWI, dated as of the date of delivery of such certificate, substantially in the form of Exhibit C to the Credit
     Agreement, with appropriate insertions and attachments.

          (iv) A closing certificate of SALI, dated as of the date of delivery of such certificate, substantially in the form of Exhibit C to the Credit
     Agreement, with appropriate insertions and attachments.

          (v) A long-form good standing certificate for BWI, dated as of a recent date, issued by the Secretary of State of the State of Delaware.

          (vi) A long-form good standing certificate for SALI, dated as of a recent date, issued by the Secretary of State of the State of North
     Carolina.

          (vii) A supplement to the Guarantee and Pledge Agreement, in form and substance reasonably satisfactory to the Administrative Agent (the "BSL
     Guarantee and Pledge Supplement"), by the Borrower and the applicable
     Subsidiaries, granting a security interest in the Capital Stock of Southern
     Assisted Living, Inc. and Beta Merger Sub Corporation.

          (viii) The certificates representing the shares of Capital Stock of
     Beta Merger Sub Corporation and Southern Assisted Living, Inc. pledged pursuant to the Guarantee and Pledge Agreement, together with an undated stock power for each such certificate, if applicable, executed in blank by a duly authorized officer of the pledgor thereof, and (ii) an
     Acknowledgment and Consent, substantially in the form of Annex II to the
     Guarantee and Pledge Agreement, duly executed by Beta Merger Sub
     Corporation, Southern Assisted Living, Inc., BLC Wellington-Hampton Cove,
     LLC, BLC Wellington-Sea, LLC, BLC Wellington-Kennesaw, LLC, BLC
     Wellington-Athens, LLC, BLC Wellington-Colonial Heights, LLC, BLC
     Wellington-Hixson, LLC, BLC Wellington-Kingston, LLC, BLC
     Wellington-Sevierville, LLC, BLC Wellington-Cleveland, LLC, BLC
     Wellington-Greeneville, LLC, BLC Wellington-Johnson City, LLC, BLC
     Wellington-Maryville, LLC, BLC Wellington-Gardens, LLC, BLC
     Wellington-Shoals, LLC, BLC Wellington-Fort Walton Beach, LLC, BLC
     Wellington-Greenville MS, LLC and BLC Wellington-Newport, LLC.

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          (ix) UCC-1 financing statements and UCC-3 financing statements as may be reasonably requested by the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent.

          (b) Within five (5) Business Days of the closing of the Freddie Mac
Refinancing, the Borrower shall cause each of the following documents to be delivered to the Administrative Agent:

          (i) An assumption agreement, substantially in the form of Annex I to the Guarantee and Pledge Agreement, executed and delivered by a duly authorized officer of Brookdale Development, LLC (the "Brookdale
     Development Assumption Agreement").

          (ii) A closing certificate of Brookdale Development, LLC, dated as of the date of delivery of such certificate, substantially in the form of
     Exhibit C to the Credit Agreement, with appropriate insertions and attachments.

          (iii) A long-form good standing certificate for Brookdale Development,
     LLC, dated as of a recent date, issued by the Secretary of State of the
     State of Delaware.

          (iv) A supplement to the Guarantee and Pledge Agreement, in form and substance reasonably satisfactory to the Administrative Agent (the "BD
     Guarantee and Pledge Supplement"), by the Borrower and the applicable
     Subsidiaries, granting a security interest in 49% of the Capital Stock of
     Brookdale Development, LLC.

          (v) The certificates (if any) representing the shares of Capital Stock of Brookdale Development, LLC, AH Battery Park Owner, LLC, KG Missouri-CC
     Owner, LLC, AH Illinois Owner, LLC, AH North Carolina Owner, LLC and AH
     Columbus-Ohio Owner, LLC pledged pursuant to the Guarantee and Pledge
     Agreement, together with an undated stock power for each such certificate, if applicable, executed in blank by a duly authorized officer of the pledgor thereof, and (ii) an Acknowledgement and Consent, substantially in the form of Annex II to the Guarantee and Pledge Agreement, duly executed by Brookdale Development, LLC, AH Battery Park Owner, LLC, KG Missouri-CC
     Owner, LLC, AH Illinois Owner, LLC, AH North Carolina Owner, LLC and AH
     Columbus-Ohio Owner, LLC.

          (vi) UCC-1 financing statements and UCC-3 financing statements as may be reasonably requested by the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent.

          (c) Upon execution of such documents, the Borrower will cause to be delivered to the Administrative Agent copies of the documents creating or evidencing the Tarzana Loan, certified by the Borrower as true, correct and complete. The ARC Merger Agreement was filed by the Borrower with the SEC on
Form 8-K as an exhibit on May 12, 2006.

          11. Representations and Warranties. The Borrower hereby represents and warrants to the Administrative Agent and each Lender that as of the Amendment
Effective Date (before and after giving effect to this Amendment):

          (a) Each Loan Party has the requisite power and authority to make, deliver and perform this Amendment, the Acknowledgment and Consent, the BWI
     Assumption Agreement, the SALI Assumption Agreement, the BSL Guarantee and
     Pledge Supplement and the BD Guarantee and Pledge Supplement (collectively, the "Amendment Documents") to which it is a party.

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          (b) Each Loan Party has taken all necessary corporate or other action to authorize the execution, delivery and performance of the Amendment
     Documents to which it is a party. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental
     Authority or any other Person is required in connection with the Amendment
     Documents, or the execution, delivery, performance, validity or enforceability of this Amendment or the other Amendment Documents, except
     (i) consents, authorizations, filings and notices which have been obtained or made and are in full force and effect and (ii) the filings contemplated by Section 4.19 of the Credit Agreement. Each Amendment Document has been duly executed and delivered on behalf of each Loan Party that is a party thereto. Each Amendment Document and the Credit Agreement, as amended hereby (the "Amended Credit Agreement") constitutes a legal, valid and binding obligation of each Loan Party that is a party thereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

          (c) The execution, delivery and performance of the Amendment Documents will not violate any Requirement of Law or any Contractual Obligation of
     the Borrower or any of its Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such
     Contractual Obligation (other than the Liens created by the Security
     Documents).

          (d) Each of the representations and warranties made by any Loan Party herein or in or pursuant to the Loan Documents is true and correct in all material respects on and as of the Amendment Effective Date as if made on and as of such date (except that any representation or warranty which by its terms is made as of an earlier date shall be true and correct in all material respects as of such earlier date).

          (e) The Borrower and the other Loan Parties have performed in all material respects all agreements and satisfied all conditions which this
     Amendment and the other Loan Documents provide shall be performed or satisfied by the Borrower or the other Loan Parties on or before the
     Amendment Effective Date.

          (f) After giving effect to this Amendment, no Default or Event of
     Default has occurred and is continuing, or will result from the consummation of the transactions contemplated by this Amendment.

          (g) Schedule 5 attached hereto sets forth as of the Amendment
     Effective Date the name and jurisdiction of incorporation of each
     Subsidiary created or acquired after the First Amendment Effective Date and, as to each Subsidiary, the percentage of each class of Capital Stock owned by each Loan Party or any other Subsidiary, as applicable, and indicates whether each such Subsidiary is (i) an Excluded Pledge
     Subsidiary, an Excluded Guarantee Subsidiary, a Management Subsidiary, an
     Inactive Subsidiary, a Grand Court Subsidiary, a Pledged AEW Subsidiary, a
     Pledged Liberty Subsidiary and/or a Pin Oaks Subsidiary or (ii) to be
     pledged to the Administrative Agent for the benefit of the Lenders on or after the Amendment Effective Date.

          12. Payment of Expenses. The Borrower agrees to pay or reimburse the
Administrative Agent for all of its reasonable out-of-pocket costs and expenses incurred in connection with this Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of counsel to the
Administrative Agent.

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          13. Limited Effect. Except as expressly provided hereby, all of the terms and provisions of the Credit Agreement and the other Loan Documents are and shall remain in full force and effect. The amendments contained herein shall not be construed as a waiver or amendment of any other provision of the Credit
Agreement or the other Loan Documents or for any purpose except as expressly set forth herein or a consent to any further or future action on the part of the
Borrower that would require the waiver or consent of the Administrative Agent or the Lenders.

          14. Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF
THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND
INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

          15. Counterparts. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement, and any of the parties hereto may execute this Amendment by signing any such counterpart. A set of the copies of this Amendment and the Lender
Consent Letters signed by all the parties shall be lodged with the
Administrative Agent. Delivery of an executed signature page of this Agreement or of a Lender Consent Letter by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

          16. Binding Effect. The execution and delivery of the Lender Consent
Letter by any Lender shall be binding upon each of its successors and assigns
(including assignees of its Loans in whole or in part prior to effectiveness hereof).

          17. Headings, etc. Section or other headings contained in this
Amendment are for reference purposes only and shall not in any way affect the meaning or interpretation of this Amendment.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                        BROOKDALE SENIOR LIVING INC.

                                        By: /s/ R. Stanley Young
                                            ------------------------------------
                                            Name:  R. Stanley Young
                                            Title: Executive Vice President and
                                                   Chief Financial Officer

                                        LEHMAN COMMERCIAL PAPER INC., as
                                           Administrative Agent

                                        By: /s/ Francis X. Gilhool
                                            ------------------------------------
                                            Name: Francis X. Gilhool
                                            Title: Authorized Signatory

                      [Signature Page to Second Amendment]